Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of April, 1998, by and between Catskill Financial Corporation, a corporation organized and operating under the laws of the State of Delaware and having an office at 341 Main Street, Catskill, New York 12414 (the "Company"), and Wilbur J.Cross, residing at 45 Prospect Avenue, Catskill, New York 12414.


         WHEREAS, Mr. Cross currently serves the Company as President and Chief Executive Officer; and


         WHEREAS, in order to secure Mr. Cross' continued services, the Board of Directors of the Company (the "Board") has approved and authorized the execution of this Agreement; and


         WHEREAS, Mr. Cross is willing to continue to make his services available to the Company on the terms and conditions set forth herein; and

         WHEREAS, on or about even date, Mr. Cross and Catskill Savings Bank (the "Bank") entered into an Employment Agreement (the "Bank Employment Agreement"); and

         WHEREAS, the Company is a savings and loan holding company of which the Bank is a wholly owned subsidiary.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. The Company hereby continues the employment of Mr. Cross as its President and Chief Executive Officer, and Mr. Cross hereby accepts such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

         2. EMPLOYMENT PERIOD, TERMS AND CONDITIONS. The employment period, terms and conditions of this Agreement shall be identical to those in the Bank Employment Agreement unless explicitly superseded or expanded upon by this Agreement.

         3. COMPENSATION AND BENEFITS. The compensation and benefits payable to Mr. Cross under this Agreement and under the Bank Employment Agreement shall not be: (a) duplicative but, rather, the Bank shall be primarily responsible for the payments called for in the Bank's Employment Agreement and the Company hereby guarantees performance of such obligations by the Bank; or (b) limited by paragraph 8 of the Bank Employment Agreement.

         4. EXCISE TAX  INDEMNIFICATION.
         (a) This Section 4 shall apply if Mr. Cross' employment is terminated in circumstances giving rise to liability for excise taxes under Section 4999 of the Internal Revenue Code of 1986 (the "Code"). If this Section 4 applies, then, if for any taxable year, Mr. Cross shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment in the nature of compensation made by the Company or the Bank to (or for the benefit of) Mr. Cross, the Company shall pay to Mr. Cross an amount equal to X determined under the following formula:

                  E x P
X =  _______________________________
     1-[(FI x (1 - SLI) + SLI + EM]

where
                  E = the rate at which the excise tax is
                      assessed under Section 4999 of the Code;

                  P = the amount with respect to which
                      such excise tax is assessed, determined
                      without regard to this Section 4;

                  FI = the highest marginal rate of income
                       tax applicable to Mr. Cross under the
                       Code for the taxable year in question;


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

                  SLI = the sum of the highest marginal rates
                        of income tax applicable to Mr. Cross
                        under all applicable state and local
                        laws for the taxable year in question;
                        and

                    M = the highest marginal rate of Medicare
                        tax applicable to Mr. Cross under
                        the Code for the taxable year in
                        question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Mr. Cross under the terms of this Agreement, or otherwise, and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 4(a) shall be made to Mr. Cross on the earlier of (i) the date the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Mr. Cross.

         (b) Notwithstanding anything in this Section 4 to the contrary, in the event that Mr. Cross' liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 4(a), Mr. Cross or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 4(a), when increased by the amount of the payment made to Mr. Cross under this Section 4(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section 4(b) by Mr. Cross, equals the amount that should have properly been paid to Mr. Cross under Section 4(a). The interest paid under this Section 4(b) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Mr. Cross under this Section 4, Mr. Cross shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

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

         (c) The provisions of this Section 4 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this Section 4 shall be modified in such manner as Mr. Cross and the Company may mutually agree upon if and to the extent necessary to assure that Mr. Cross is fully indemnified against the economic effects of the tax imposed under Section 4999 of the Code or any similar federal, state or local tax.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Mr. Cross has hereto set his hand, all as of the day and year first above written.

                                 /s/ Wilbur J. Cross
                                 -------------------------------------
                                     WILBUR J. CROSS
                                     Chairman/President/CEO

WITNESS:



                                 /s/ David L. Guldenstern
                                 -------------------------------------
                                     DAVID L. GULDENSTERN
                                     VP/Secretary


                                 CATSKILL FINANCIAL CORPORATION



                              By /s/ Allan Oren
                                 -------------------------------------
                                     Director

ATTEST:



/s/ David L. Guldenstern
----------------------------------
VP/Secretary

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